UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 31, 2012

PEDIATRX INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52218	20-2590810
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

90 Fairmount Road West, Califon, NJ	07830
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (908) 975-0753

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[     ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[     ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[     ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.02 Termination of a Material Definitive Agreement.

See discussion in Item 5.02, below.

Item 5.02 Departures of Directors or Certain Officers; Election of directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective March 1, 2012, we gave notice to David Tousley that we would be terminating his employment agreement with an effective date of October 31, pursuant to Section 6.3(b) of the agreement. As a result, Mr. Tousley’s employment agreement was terminated with an effective date of October 31, 2012. Also effective October 31, 2012, Mr. Tousley resigned from all of his offices with our company. On November 16, 2012, Mr. Tousley resigned from our Board of Directors. Mr. Tousley’s resignations were not as a result of any disagreement on any matter relating to our company’s operations, policies or practices.

On November 16, 2012, we appointed Dr. Cameron Durrant, a member of our Board of Directors and our Chief Executive Officer, to the offices of Treasurer and Chief Financial Officer of our company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEDIATRX INC.

/s/ Dr. Cameron Durrant
Dr. Cameron Durrant
President, Chief Executive Officer and Director

Date: November 19, 2012